Santander Consumer USA Holdings Inc. 3Q15 Company Update 10.29.2015

2IMPORTANT INFORMATION Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward- looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the SEC. Among the factors that could cause our financial performance to differ materially from that suggested by the forward-looking statements are: (a) we operate in a highly regulated industry and continually changing federal, state, and local laws and regulations could materially adversely affect our business; (b) adverse economic conditions in the United States and worldwide may negatively impact our results; (c) our business could suffer if our access to funding is reduced; (d) we face significant risks implementing our growth strategy, some of which are outside our control; (e) we may incur unexpected costs and delays in connection with exiting our personal lending portfolio; (f) our agreement with FCA US LLC may not result in currently anticipated levels of growth and is subject to certain performance conditions that could result in termination of the agreement; (g) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (h) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (i) loss of our key management or other personnel, or an inability to attract such management and personnel, could negatively impact our business; (j) we are subject to certain regulations, including oversight by the Office of the Comptroller of the Currency, the CFPB, the European Central Bank, and the Federal Reserve, which oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (k) future changes in our relationship with Santander could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. New factors emerge from time to time, and management cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

3 THIRD QUARTER HIGHLIGHTS

43Q15: HIGHLIGHTS Net income of $223.9 million, or $0.62 per diluted common share Revenue driven by increasing balances via strong originations across the business Net finance and other interest income in line with second quarter commentary Expenses in line with expectations; increase driven by seasonally worse credit performance in the second half of the year and one-time expense related to former CEO departure Personal lending portfolio designated as held for sale as SC explores strategic alternatives1 Credit performing in line with expectations; adjusted net charge-off ratio1 increase driven by the year-over-year asset mix shift Provision model refined to remove volatility associated with seasonality assumptions Continued success with asset sales, leading to growth in the serviced for others portfolio 1 In connection with the reclassification of personal loan portfolio to held for sale, SC adjusted the allowance for credit losses associated with the portfolio to reflect the valuation of the portfolio at the lower of cost or market through provision for credit losses, and the adjusted credit loss allowance was released through provision for credit losses. The net impact of the reclassification of the personal loan portfolio to held for sale was a decrease to provision expense of $14 million. Future loan originations and purchases under SC's personal lending platform will also be classified as held for sale.

3Q15: OPERATING METRICS AND DRIVERS

5

	Three Months Ended (Dollars in Thousands)		
	September 30, 2015	June 30, 2015	September 30, 2014
Interest on finance receivables and loans	$ 1,334,655	$ 1,321,245	$ 1,177,828
Net leased vehicle income	93,185	74,019	62,751
Other finance and interest income	9,334	6,738	2,512
Interest expense	171,420	150,622	129,135
Net finance and other interest income	1,265,754	1,251,380	1,113,956
Provision for credit losses	744,140	738,735	769,689
Profit sharing	11,818	21,501	10,556
Total other income	130,553	208,978	149,961
Total operating expenses	287,343	253,428	201,906
Income before tax	353,006	446,694	281,766
Income tax expense	129,106	161,230	90,397
Net income	$ 223,900	$ 285,464	$ 191,369
Diluted EPS ($)	$ 0.62	$ 0.79	$ 0.54
Key ratios			
Yield on Earning Assets[1] (%)	15.5%	15.6%	15.7%
Cost of Debt (%)	2.3%	2.0%	1.9%
Net Interest Margin[1] (%)	13.7%	13.9%	14.1%
Expense Ratio[1] (%)	2.3%	2.1%	2.0%
ROA (%)	2.5%	3.2%	2.5%
ROE (%)	21.1%	28.2%	23.9%
RIC Average APR[2] (%)	16.9%	16.9%	16.3%

	End of Period		
	September 30, 2015	June 30, 2015	September 30, 2014
TCE/TA[3] (%)	11.8%	11.5%	10.4%
CET1[4] (%)	11.2%	10.8%	9.4%

[1] As defined in public filings
[2] Retained portfolio only
[3] Non-GAAP measure; see reconciliation in Appendix
[4] Regulatory calculation; calculated as common equity tier 1 capital over risk-weighted assets

Net Finance and Other Interest Income

- QoQ and YoY increase driven by increase in average portfolio
- Yield and Net Interest Margin continue to gradually decline due to growth in leases as a percentage of the portfolio, partially offset by retail installment contract APRs increasing

Expenses

- QoQ increase, adjusted for $22.2 million non-recurring expense related to former CEO departure, consistent with seasonal expectations
  - Adjusted expense ratio for the quarter equals 2.1%[3], in line with Q2
- Adjusted for non-recurring CEO expense, 31% YoY increase driven by 26% growth in average managed assets

Profit

- QoQ decrease in net income in line with normal seasonality trends
  - Refinement of the auto provision models to remove volatility associated with seasonal assumptions reduced provision for credit losses by $134 million
  - Absence of CCART transaction reduced investment gains
- YoY increase due to growth in average portfolio and refinement of the provision model

Capital

- Internal capital target is in line with Q3 2015 levels, expect capital levels to increase over time as we continue to retain additional equity

Santander CONSUMER USA

3Q15: CREDIT METRICS AND DRIVERS

6

	Three Months Ended		
	September 30, 2015	June 30, 2015	September 30, 2014
Net Charge-Offs ($)	$1,105,795	$398,872	$565,468
Adjusted Net Charge-Offs ($)[1]	$664,057	$398,872	$565,468
Net Charge-Off Ratio (%)	14.4%	5.3%	8.4%
Adjusted Net Charge-Off Ratio (%)[1]	8.7%	5.3%	8.4%
Provision for Credit Losses ($)	$744,140	$738,735	$769,689

	September 30, 2015	June 30, 2015	September 30, 2014
Delinquency Ratio (%)	3.8%	3.6%	4.1%
Credit Loss Allowance[2] ($)	$3,173,327	$3,530,919	$3,100,378
Allowance Ratio[2] (%)	11.8%	12.4%	12.1%

Net Charge-Offs

- Adjusted net charge-off ratio up QoQ as performance seasonally worsens in the second half of the year
- Adjusted YoY credit performance is reflective of current asset mix and in line with expectations
  - Retail installment contract APR shift from 16.3% to 16.9%

Delinquency

- QoQ increase expected given seasonal portfolio trends[3]
- YoY decrease due to shift in mix within the held for investment portfolio[3]

Provisions

- QoQ increase driven by increase in charge-offs in line with seasonality trends
  - $134 million reduction due to refinement of the auto provision models
- YoY decrease driven by the refinement of the auto loan provision models

Allowance Ratio

- QoQ and YoY decrease driven by designation of personal loans as held for sale and the refinement of the auto provision models to remove seasonal volatility

[1] Q3 2015 adjusted for lower of cost or market adjustments on loans sold and held for sale; see reconciliation in the Appendix
[2] Excludes purchased receivables portfolios and finance receivables held for sale
[3] Ratio excludes receivables held for sale. As of September 30, 2015, held for sale assets included the entire personal lending portfolio, which had an aggregate delinquency ratio of 8.8% as of that date

Santander CONSUMER USA

7 BUSINESS AND STRATEGY

8 SC's fundamentals are strong, and the Company is focused on maintaining disciplined underwriting standards to deliver strong returns, robust profitability and value to its shareholders 1 As of September 30, 2015 2 DDFS LLC is an entity owned by former Chairman and Chief Executive Officer, Tom Dundon. This purchase would result in SHUSA owning approximately 68.6% of SC 3 Chrysler Capital is a dba of Santander Consumer USA ▪ Santander Consumer USA Holdings Inc. (NYSE:SC) ("SC") is approximately 59.0%1 owned by Santander Holdings USA, Inc. ("SHUSA"), a wholly-owned subsidiary of Banco Santander, S.A. (NYSE:SAN) ("Santander") ▪ On July 3, 2015, SHUSA elected to exercise the right to purchase shares of SC common stock owned by DDFS LLC, subject to regulatory approval and applicable law2 ▪ SC is a full-service, technology-driven consumer finance company focused on consumer lending, third-party servicing and providing superior customer service ▪ Historically focused on nonprime markets; established and continued presence in prime and lease ▪ Approximately 4,900 full-time, 400 part-time and 900 vendor-based employees across multiple locations in the U.S. and the Caribbean Overview ▪ Our strategy is to continue leveraging our efficient, scalable infrastructure and data to underwrite, originate and service profitable assets while treating employees, customers and all stakeholders in a simple, personal and fair manner ▪ Continued focus on compliance transparency and consumer protection ▪ Focus on optimizing the mix of retained assets vs. assets sold and serviced for others ▪ Continued presence in prime markets through Chrysler Capital3 ▪ Efficient funding through key third-party relationships and Santander Strategy SANTANDER CONSUMER USA

9 ▪ Originate loans through select dealers and original equipment manufacturers (OEMs), and leases through Fiat Chrysler Automobiles US LLC ("Chrysler") ▪ Substantial dealer network throughout the United States ▪ Originate and refinance loans via SC's branded tech-enabled platform, RoadLoans.com Vehicle Finance Direct Auto Finance Indirect Auto Finance and OEM Relationships ▪ Exploring strategic alternatives for Personal Lending business Personal Lending ▪ Proprietary systems leverage SC's robust database and knowledge of consumer behavior across the full credit spectrum, and enables SC to effectively price, manage and monitor risk ▪ Scalability evidenced by acquisitions and/or conversions and originations of more than $125 billion of assets since 2008 ▪ Capital-efficient, higher-ROE serviced for others platform Origination & Servicing Platforms SANTANDER CONSUMER USA TODAY

CHRYSLER CAPITAL

10

Chrysler Capital Overview

- 10-year private-label agreement, effective May 1, 2013
- Substantial dealer network in the U.S.
- Products include: retail loans, lease and dealer lending

Chrysler Relationship Highlights

- Chrysler subvention dollars enhance access to prime and nonprime customers
- Ability to sell higher quality loans with lower margins and retain servicing increases servicing revenue
- Residual risk-sharing agreement with Chrysler for leases

The optimal success, per the terms of the agreement between Chrysler and SC, is dependent upon the ability of both parties to meet and uphold certain agreed-upon standards

Chrysler interfaces with SC in a manner consistent with comparable OEMs' treatment of their captive finance providers

Chrysler Sales [1]
(units in millions)



14% CAGR
1.1
1.4
1.7
1.8
2.1
2010
2011
2012
2013
2014

SC attempts to meet penetration and approval rate targets, and maintains service-level standards

Since its May 1, 2013 launch, Chrysler Capital has originated approximately $28 billion in retail loans and $11 billion in leases, and facilitated the origination of approximately $3 billion in leases and dealer loans for an affiliate[2]

[1] Company filings; total sales
[2] As of September 30, 2015

Santander CONSUMER USA

11SERVICED FOR OTHERS (SFO) STRATEGY Runoff Over Period Asset Sales 20,000 18,000 16,000 14,000 12,000 10,000 8,000 6,000 4,000 2,000 0 $ (M illi on s) 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 Runoff Ending Balance 14,788 $4,537 $1,686 $1,753 $2,431 $1,137 $1,480 $2,772 $3,058 $4,066 SFO Composition at 9/30/15 Retail Installment 69% Leases 24% RV/Marine 7% Total 100% 96% CAG R ▪ In addition to SC's strategy to optimize retained balance sheet assets, SC continues to develop a higher-ROE, capital- efficient serviced for others platform, leading to a stable fee income stream ▪ Servicing fee income in Q3 2015 increased to $35.9 million from $20.5 million in Q3 2014 1 Runoff over period includes principal paid or charged-off from 12/31/2013 to 09/30/2015 1 Highlights

12 RESULTS

13

INCOME & OPERATING EXPENSES


Income
($ in millions)
$1,114
$1,073
$1,148
$1,251
$1,266
14.1%
13.1%
13.4%
13.9%
13.7%
$191
$247
$289
$285
$224
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Net Finance and Other Interest Income
Net Income
Net Interest Margin


Expenses and Expense Ratio
($ in millions)
$40,397
$42,676
$44,782
$48,113
$50,961
2.0%
2.2%
2.2%
2.1%
2.3%[1]
$287[1]
$22
$265[1]
$202
$230
$245
$253
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Average Managed Assets
Operating Expenses
Expense Ratio

Highlights

- Q3 2015 net income of $223.9 million, representing 17% year-over-year growth
  - $0.62 per diluted common share and ROE and ROA of 21.1% and 2.5%, respectively
  - Q3 2015 net finance and other interest income increased $152 million or 14% from Q3 2014, driven by the 17% year-over-year increase in the average portfolio
- SC continues to demonstrate disciplined expense management, evidencing continued ability to scale
  - Q3 2015 expenses include a $22.2 million non-recurring expense related to former CEO departure
  - Adjusted for non-recurring former CEO expense, total operating expenses increased 31% to $265 million in Q3 2015 from Q3 2014 driven by a 26% year-over-year increase in average managed assets

[1] Q3 2015 includes a $22.2 million non-recurring expense related to former CEO departure; adjusted operating expenses of $265 million and expense ratio of 2.1%; reconciliation in Appendix

Santander CONSUMER USA

14

CREDIT

Delinquency Trends[1]


8.5%
4.1%
9.0%
4.5%
6.6%
3.2%
7.3%
3.6%
8.2%
3.8%
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
31-60 Day Delinquency
61+ Day Delinquency

Provision Expense and Net Charge-offs
($ in millions)


$770
$565
8.4%
$560
$591
8.6%
$606
$475
6.7%
$739
$399
5.3%
$744
$1,106[2]
$442
$664
14.4%[2]
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Provision Expense
Net Charge-offs
Net Charge-off Ratio

Highlights

- Consistent with expected seasonal patterns, the net charge-off ratio in Q3 2015 increased from the previous quarter
  - Net charge-off ratio of 14.4% in Q3 2015 increased from 8.4% in the prior year third quarter driven primarily by a negative impact from non-recurring lower of cost or market adjustments on loans sold and held for sale; less the non-recurring items, the 8.7% charge-off ratio[2] is reflective of the current asset mix
- Provision expense increased marginally quarter-over-quarter primarily due to seasonally higher charge-offs
  - During the quarter, the provision model was refined to remove forward-looking seasonal volatility. Under the prior methodology, this quarter's provision expense would have been higher

[1] Ratio excludes receivables held for sale. As of September 30, 2015, held for sale assets included the entire personal lending portfolio, which had an aggregate delinquency ratio of 8.8.% as of that date

[2] Q3 2015 includes lower of cost or market adjustments on loans sold and held for sale; adjusted net charge-offs of $644 million and net charge-off ratio of 8.7%; see reconciliation in the Appendix

Santander CONSUMER USA

15 1 Unpaid principal balance; does not include loans owned by SC serviced by others 2 Includes capital leases 3 Securitizations sold through the residual are accounted for as sales SC retains servicing on loans sold to third parties and affiliates or facilitated for affiliates, through bulk sales, flow programs and securitizations3 Originations (in millions) Total Serviced Portfolio1 (in millions) Three Months Ended September 30, 2014 June 30, 2015 September 30, 2015 Retail Installment Contracts $ 5,206 $ 5,693 $ 5,894 Personal Loans 249 258 158 Receivables from Dealers 2 — — Leases2 1,299 1,432 1,569 Subtotal - SC $ 6,756 $ 7,383 $ 7,621 Originations for an affiliate 604 229 — Total Originations $ 7,360 $ 7,612 $ 7,621 Owned and Serviced Serviced for Others September 30, 2014 June 30, 2015 September 30, 2015 $30,112 $34,080 $34,957 $10,248 $13,121 $14,788 $40,361 $47,201 $49,746 23% ORIGINATION TRENDS ▪ Produced strong originations during Q3 2015, originating $7.6 billion in loans and leases ▪ Consistent with capital-efficient, higher ROE servicing strategy, the serviced for others portfolio grew 13% from prior quarter, driven by the $3.1 billion in asset sales during the quarter Highlights

FUNDING & LIQUIDITY

16

Diverse Funding Sources
($ in billions)



Committed
Utilized
Committed
Utilized
$36.7
13.6
6.8
11.6
4.8
$30.6
13.6
6.8
6.0
4.3
$35.6
13.4
6.7
10.7
4.8
$30.3
13.4
6.7
6.7
3.5
June 30, 2015
September 30, 2015
Santander and Related Subsidiaries
Third-Party Revolving
Privately Issued Amortizing Notes
Public Securitizations

Sold and Serviced for Others

Monthly flow agreements with Bank of America, Citizens Bank of Pennsylvania and SBNA, as well as other asset sale relationships

- Q3 2015:
  - Seasoned Nonprime Residual Sales - $1.7 billion
  - Flow Programs - $1.3 billion

ABS Platforms

Residual Interest Retained at Initial Close

DRIVE - relaunched platform. ~550 weighted average FICO

- Q3 2015: $1.7 billion issued

SDART - ~590 weighted average FICO[1]

- Q3 2015: $1.3 billion[2] issued

Residual Interest Sold

CCART - SC continues to service these assets earnings stable servicing fee income. ~705 weighted average FICO

Third-Party Funding

14 bank relationships provide more than $17 billion in revolving funding through warehouses and private-term amortizing transactions

- Q3 2015: $987 million of advances on new and existing private term amortizing facilities

Intragroup Funding

$4.8 billion in long-term committed revolving credit facilities from Santander and SHUSA

- Ongoing initiative to diversify and strengthen funding strategy

[1] Reflects weighted average FICO of more recent transactions
[2] Net bonds sold of $1.2 billion

Santander CONSUMER USA

17OUTLOOK Q4 2015 2016 Revenue Consistent with Q2 2015 commentary of flat net finance and other interest income in the second half of the year compared to the first half of 2015 As personal loans are sold and replaced with auto assets, there could be a potential timing gap between revenue foregone on sold assets vs. revenue received on newly originated assets Provision for credit losses Increase driven by removal of seasonality assumptions in the provision model and asset mix vs. the same quarter last year a) Removing seasonality assumptions from the provision model should result in less quarterly volatility, adjusted for any shift in mix b) Timing impact related to the replacement of personal loans with auto loans, requiring upfront provisioning Expenses Increased expenses expected due to seasonally higherdelinquency and loss in the second half of the year Typical seasonal patterns expected Cost of debt Consistent with current trends Increase expected as we further diversify and strengthen our funding strategy: a) Issuance of unsecured corporate debt, subject to market conditions b) Additional interest costs related to contingent liquidity committed by SHUSA which will gradually replace and add to current liquidity lines provided by Banco Santander; these lines will further strengthen our backup funding and align our liquidity risk management practices with Bank Holding Company (BHC) expectations Capital Continue to increase as we retain additional equity Internal capital target is in line with Q3 2015 levels,expect capital levels to increase over time Liquidity and capital leading to further stability, and continued growth in managed assets

18 APPENDIX FINANCIAL AND SUPPLEMENTAL INFORMATION

19PROVISION MODEL REFINED Provision model refined to remove volatility associated with forward-looking seasonality assumptions Prior Model Refined Model Forward-looking seasonal volatility as model captures multiple better performing/worse performing quarters Volatility associated with forward-looking seasonality assumptions removed, will result in less quarterly volatility, adjusted for any shift in mix Q3 2015 provision would have been higher as the forward-looking model captured two full fourth quarters Q3 2015 saw a $134 million reduction in provision by removing seasonal volatility Q4 2015 would have likely seen a benefit related to seasonal assumptions Assuming no external factors, the Q4 2015 benefit should no longer happen as seasonality is no longer impacting the provision model

20 Q3 Allowance Walk Total Company excluding operating lease & purchased receivables portfolios Beginning of Period Q3 CoverageAllowance% UPB EOP Gross Unpaid Principal Balance 28,507.0 3,530.9 12.4% Total Company excluding operating lease & purchased receivables portfolios End of Period Q31 26,907.3 3,173.3 11.8% 1 Quarter-end balance of loans originated during the quarter; the initial coverage for new loans is lower than the overall portfolio as the loans have not yet seasoned and developed delinquency 2 Includes performing loan paydowns, which may not significantly alter future unit loss forecast Individually acquired retail installment contracts Beginning of Period Q3 26,027.7 3,129.6 12.0% New Originations in Q3, net of sales1 3,944.1 325.7 8.3% Net Liquidations2 (2,325.7) (168.0) 7.2% Other - (25.8) End of Period Q3 26,718.6 99.3% 3,159.1 11.8% Seasonality, Performance & Model Inputs Receivables from dealers Personal loans Capital leases Beginning of Period Q3 End of Period Q3 Beginning of Period Q3 End of Period Q3 Beginning of Period Q3 End of Period Q3 91.6 76.3 1.0 0.9 1.1% 1.2% 0.3% 0.3% 2,261.7 - 384.7 - 17.0% n/a 7.9% - 126.0 112.4 15.6 13.3 12.4% 11.8% 0.4% 0.4% Sold & Held for Sale (927.5) (102.4) 11.0% ($ in millions) LOAN LOSS ALLOWANCE - Q3 2015 91.3%

21 1 Held for investment; excludes assets held for sale ($826 million held for sale as of September 30, 2015); percentages may not sum to 100% due to rounding Retail Installment Contracts1 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 40 35 30 25 20 15 10 >640 639-600 599-540 <540 FICO 19.2% 20.7% 33.2% 26.9% 20.5% 20.5% 32.6% 26.4% 17.2% 20.5% 34.2% 28.1% 14.7% 20.5% 35.8% 29.0% 15.2% 20.4% 36.2% 28.2% CREDIT PROFILES 2015 mix shift toward higher margin assets in sub-600 FICO retail installment contract buckets, consistent with balance sheet optimization strategy. Higher margin assets require more upfront provision, but are critical to long-term profitability.

22 (units in millions) Consumer Sentiment Index1 Motor Vehicle Sales1 100 90 80 70 60 50 Se p-0 7 Ma r-0 8 Se p-0 8 Ma r-0 9 Se p-0 9 Ma r-1 0 Se p-1 0 Ma r-1 1 Se p-1 1 Ma r-1 2 Se p-1 2 Ma r-1 3 Se p-1 3 Ma r-1 4 Se p-1 4 Ma r-1 5 Se p-1 5 HIGH, 98.1 LOW, 55.3 18 16 14 12 10 8 6 Se p-0 7 Ma r-0 8 Se p-0 8 Ma r-0 9 Se p-0 9 Ma r-1 0 Se p-1 0 Ma r-1 1 Se p-1 1 Ma r-1 2 Se p-1 2 Ma r-1 3 Se p-1 3 Ma r-1 4 Se p-1 4 Ma r-1 5 Se p-1 5 HIGH, 17.7 AVERAGE, 13.9 LOW, 9.0 AVERAGE, 74.3 ▪ Consumer sentiment is down 9.3% quarter over quarter and up 3.1% year over year ▪ Consumer demand for motor vehicles has remained high; sales on pace to exceed 17 million in 2015 1Source: Bloomberg September 30, 2015 ECONOMIC INDICATORS 87.2

23 (units in millions) Manheim Index1 60+ Day Delinquency Rates3 1 Manheim, Inc.; Indexed to a basis of 100 at 1995 levels 2 On a mix-, mileage-, and seasonally-adjusted basis 3 Standard & Poor’s Ratings Services (ABS Auto Trust Data – two month lag on data) ▪ Wholesale used vehicle prices2 rose 0.4% in September ▪ Year over year, the Manheim Index is up 2.8% Prime (left scale) Subprime (right scale) 0.8 0.7 0.6 0.5 0.4 0.3 0.2 0.1 0.0 6 5 4 3 2 1 Ju l-0 7 Ja n-0 8 Ju l-0 8 Ja n-0 9 Ju l-0 9 Ja n-1 0 Ju l-1 0 Ja n-1 1 Ju l-1 1 Ja n-1 2 Ju l-1 2 Ja n-1 3 Ju l-1 3 Ja n-1 4 Ju l-1 4 Ja n-1 5 Ju l-1 5 130 125 120 115 Ju l-1 1 De c-1 1 Ma y-1 2 Oc t-1 2 Ma r-1 3 Au g-1 3 Ja n-1 4 Ju n-1 4 No v-1 4 Ap r-1 5 Se p-1 5 Source: Bloomberg 10/7/2015 124.8 Net Loss Rates3 Prime (left scale) Subprime (right scale) 2.5 2.0 1.5 1.0 0.5 0.0 14 12 10 8 6 4 2 0 Ju l-0 7 Ja n-0 8 Ju l-0 8 Ja n-0 9 Ju l-0 9 Ja n-1 0 Ju l-1 0 Ja n-1 1 Ju l-1 1 Ja n-1 2 Ju l-1 2 Ja n-1 3 Ju l-1 3 Ja n-1 4 Ju l-1 4 Ja n-1 5 Ju l-1 5 CONSUMER FINANCE ENVIRONMENT LOW, 119.1

24 Other Subsidiaries 100% Ownership Santander Holdings USA, Inc. ("SHUSA") 59.0% Ownership2 Santander Consumer USA Holdings Inc. ("SC") Santander Bank, N.A. Other Subsidiaries 9.8% Ownership (11.5% Beneficial Ownership)2 DDFS LLC and Tom Dundon 0.1% Ownership (0.4% Beneficial Ownership)1 31.2% Ownership Other Management Public Shareholders **Ownership percentages are approximates as of September 30, 2015 1 Beneficial ownership includes options currently exercisable or exercisable within 60 days of September 30, 2015 2 On July 3, 2015, SHUSA elected to exercise the right to purchase shares of SC common stock owned by DDFS LLC, an entity owned by former Chairman and Chief Executive Officer, Thomas Dundon, subject to regulatory approval and applicable law. This purchase would result in SHUSA owning approximately 68.6% of SC Banco Santander, S.A. Spain COMPANY ORGANIZATION

25 (Unaudited, dollars in thousands, except per share amounts) September 30, 2015 December 31, 2014 Assets Cash and cash equivalents $ 104,552 $ 33,157 Finance receivables held for sale, net 2,709,944 46,585 Finance receivables held for investment, net 23,464,030 23,915,551 Restricted cash 2,217,879 1,920,857 Accrued interest receivable 394,692 364,676 Leased vehicles, net 6,078,865 4,862,783 Furniture and equipment, net 50,642 41,218 Federal, state and other income taxes receivable 256,956 502,035 Related party taxes receivable — 459 Deferred tax asset 14,488 21,244 Goodwill 74,056 74,056 Intangible assets 53,710 53,682 Due from affiliates 63,924 102,457 Other assets 507,490 403,416 Total assets $ 35,991,228 $ 32,342,176 Liabilities and Equity Liabilities: Notes payable — credit facilities $ 6,654,184 $ 6,402,327 Notes payable — secured structured financings 20,027,111 17,718,974 Notes payable — related party 3,525,000 3,690,000 Accrued interest payable 19,855 17,432 Accounts payable and accrued expenses 378,552 315,130 Federal, state and other income taxes payable 417 319 Deferred tax liabilities, net 698,509 492,303 Related party taxes payable 396 — Due to affiliates 148,250 48,688 Other liabilities 178,113 98,654 Total liabilities 31,630,387 28,783,827 Equity: Common stock, $0.01 par value 3,579 3,490 Additional paid-in capital 1,592,100 1,560,519 Accumulated other comprehensive income (loss), net (24,239) 3,553 Retained earnings 2,789,401 1,990,787 Total stockholders’ equity 4,360,841 3,558,349 Total liabilities and equity $ 35,991,228 $ 32,342,176 CONSOLIDATED BALANCE SHEET

26 For the Three Months Ended (Unaudited, dollars in thousands, except per share amounts) September 30,2015 September 30, 2014 Interest on finance receivables and loans $ 1,334,655 $ 1,177,828 Leased vehicle income 389,537 263,148 Other finance and interest income 9,334 2,512 Total finance and other interest income 1,733,526 1,443,488 Interest expense 171,420 129,135 Leased vehicle expense 296,352 200,397 Net finance and other interest income 1,265,754 1,113,956 Provision for credit losses 744,140 769,689 Net finance and other interest income after provision for credit losses 521,614 344,267 Profit sharing 11,818 10,556 Net finance and other interest income after provision for credit losses and profit sharing 509,796 333,711 Investment gains, net 1,567 38,015 Servicing fee income 35,910 20,547 Fees, commissions, and other 93,076 91,399 Total other income 130,553 149,961 Salary and benefits expense 136,291 88,940 Repossession expense 60,770 50,738 Other operating costs 90,282 62,228 Total operating expenses 287,343 201,906 Income before income taxes 353,006 281,766 Income tax expense 129,106 90,397 Net income $ 223,900 $ 191,369 Net income per common share (basic) $ 0.63 $ 0.55 Net income per common share (diluted) $ 0.62 $ 0.54 Weighted average common shares (basic) 357,846,564 348,955,505 Weighted average common shares (diluted) 362,221,918 355,921,570 CONSOLIDATED INCOME STATEMENT

27 (Unaudited, dollars in thousands, except per share data) September 30, 2015 June 30, 2015 March 31, 2015 December 31, 2014 September 30, 2014 Total equity $ 4,360,841 $ 4,245,450 $ 3,850,481 $ 3,558,349 $ 3,303,213 Deduct: Goodwill and intangibles 127,766 127,698 127,646 127,738 127,991 Tangible common equity $ 4,233,075 $ 4,117,752 $ 3,722,835 $ 3,430,611 $ 3,175,222 Total assets $ 35,991,228 $ 36,039,919 $ 34,665,571 $ 32,342,176 $ 30,641,292 Deduct: Goodwill and intangibles 127,766 127,698 127,646 127,738 127,991 Tangible assets $ 35,863,462 $ 35,912,221 $ 34,537,925 $ 32,214,438 $ 30,513,301 Equity to assets ratio 12.1% 11.8% 11.1% 11.0% 10.8% Tangible common equity to tangible assets 11.8% 11.5% 10.8% 10.6% 10.4% For the Three Months Ended September 30, 2015 Total charge-offs, net of recoveries $ 1,105,795 Deduct: Lower of cost or market adjustment on held for sale receivables 441,738 Adjusted Net charge-offs $ 664,057 Average Gross finance receivables and loans $ 30,641,982 Net charge-off ratio 14.4% Adjusted Net charge-off ratio 8.7% Operating expenses $ 287,343 Deduct: compensation expense1 22,221 Adjusted operating expenses $ 265,122 Average managed assets $ 50,961,182 Expense ratio 2.3% Adjusted Expense ratio 2.1% RECONCILIATION OF NON-GAAP MEASURES 1Expense related to former CEO departure